Exhibit 99.1

SILVER STATE BANCORP ANNOUNCES RESTATEMENT OF EARLIER REPORTED 2008 SECOND

QUARTER FINANCIAL RESULTS

HENDERSON, NV – August 14, 2008 — Silver State Bancorp (NASDAQ: SSBX) today announced that it has restated its earlier reported 2008 second quarter financial results.

The Company reported a restated net loss for the quarter ended June 30, 2008 of $73.2 million, or ($4.84) per diluted share, compared to the previously disclosed net loss of $62.7 million, or ($4.15) per diluted share. The reason for the increase in the net loss is an increase in the Company’s provision for loan loss reserve for the quarter to $69.1 million from the previously reported $58.6 million. The increased provision is due primarily to the Company receiving an updated appraisal on the collateral underlying one of the Company’s commercial land loans subsequent to issuing the initial earnings press release

The restatement does not affect any financial statements filed with the SEC for any period. All of our reports previously filed with the SEC can continue to be relied upon and fairly present in all material respects our financial condition and our results of operations and changes in financial condition as of the dates specified in the reports, and our second quarter 2008 Form 10-Q filed today contains the financial statements and related disclosures for the 2008 second quarter, as restated.

The Company’s restated financial statements and selected financial information are attached to this press release.

About Silver State Bancorp

Silver State Bancorp, through its wholly owned subsidiary Silver State Bank, currently operates thirteen full service branches in southern Nevada and four full service branches in the Phoenix/Scottsdale market area. Silver State Bank also operates loan production offices located in Nevada, California, Washington, Oregon, Utah, Colorado and Florida. Please visit www.silverstatebancorp.com for more information. The deposit accounts of Silver State Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

This press release contains forward-looking statements. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate,” “seek,” and similar expressions are forward-looking in nature and reflect management’s view only as the date hereof. Actual results and events could differ materially from those expressed or anticipated and are subject to a number of risks and uncertainties including but not limited to fluctuations in interest rates, asset quality, government regulations, economic conditions and competition in the geographic and business areas in which Silver State Bancorp conducts its operations. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Silver State Bancorp and Subsidiary

Consolidated Balance Sheets

June 30, 2008 and December 31, 2007

(Dollars in thousands)

(UNAUDITED)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$15,918	$13,838
Federal funds sold	224,183	—

Total cash and cash equivalents	240,101	13,838
Securities available-for-sale	51,821	51,966
Federal Home Loan Bank stock, at cost	5,957	5,469
Loans held for sale	86,543	68,868
Loans, net of allowance for losses of $78,869 and $19,304, respectively	1,473,698	1,539,667
Premises and equipment, net	40,666	43,081
Land held for sale	5,508	—
Accrued interest receivable	7,035	9,874
Deferred taxes, net	16,586	5,902
Other real estate owned	16,303	110
Goodwill	—	18,835
Intangible asset, net of amortization of $378 and $247, respectively	786	917
Prepaids and other assets	16,413	5,656

Total assets	$1,961,417	$1,764,183

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing demand	$122,052	$177,084
Interest bearing:
Checking	414,308	535,902
Savings	25,774	22,943
Time, $100 and over	415,440	256,392
Other time	754,906	434,183

Total deposits	1,732,480	1,426,504
Accrued interest payable and other liabilities	11,969	9,890
Federal funds purchased and securities sold under repurchase agreements	1,595	9,983
Federal Home Loan Bank advances and other borrowings:
Short-term borrowings	30,000	34,000
Long-term borrowings	47,000	56,600
Junior subordinated debt	69,589	69,589

Total liabilities	1,892,633	1,606,566

Stockholders’ Equity
Preferred stock, par value of .001 cents; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, par value of .001 cents; 60,000,000 shares authorized; shares issued 2008: 15,954,098; 2007: 15,944,154; shares outstanding 2008: 15,134,765; 2007: 15,271,421	16	16
Additional paid-in capital	80,224	79,721
Retained earnings (accumulated deficit)	(5,695)	81,974
Accumulated other comprehensive income (loss)	(95)	64

	74,450	161,775
Less cost of treasury stock, 2008: 819,333 shares, 2007: 672,733 shares	(5,666)	(4,158)

Total stockholders’ equity	68,784	157,617

Total liabilities and stockholders’ equity	$1,961,417	$1,764,183

Silver State Bancorp and Subsidiary

Consolidated Statements of Operations

For the three months and six months ended June 30, 2008 and 2007

(Dollars in thousands, except per share information)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest and dividend income on:
Loans, including fees	$27,219	$33,411	$62,132	$61,844
Securities, taxable	1,022	634	1,667	1,327
Dividends on FHLB stock	83	40	154	99
Federal funds sold and other	729	258	853	470

Total interest income	29,053	34,343	64,806	63,740

Interest expense on:
Deposits	15,626	12,713	29,986	23,480
Federal funds purchased and securities sold under repurchase agreements	31	88	123	242
Short-term borrowings	357	250	996	415
Long-term borrowings	620	643	1,283	1,214
Junior subordinated debt	772	689	1,840	1,355

Total interest expense	17,406	14,383	34,228	26,706

Net interest income	11,647	19,960	30,578	37,034
Provision for loan losses	69,100	1,860	100,100	3,190

Net interest income (loss) after provision for loan losses	(57,453)	18,100	(69,522)	33,844

Other income:
Gain on sale of loans	577	1,202	1,822	3,033
Net realized gain on sale of available-for-sale securities	—	—	52	31
Service charges on deposit accounts	258	221	523	420
Loan servicing fees, net of amortization	74	61	141	250
Other income	538	406	875	830
Gain (loss) on disposal of other assets	(2)	(16)	1	(16)

Total non-interest income	1,445	1,874	3,414	4,548

Non-interest expense:
Salaries, wages and employee benefits	5,160	6,414	12,527	12,244
Occupancy	1,208	852	2,365	1,568
Depreciation and amortization	800	613	1,572	1,205
Insurance	613	552	927	621
Professional fees	1,544	463	2,474	1,314
Advertising, public relations and business development	286	226	599	451
Customer service expense	57	100	149	187
Goodwill impairment	18,835	—	18,835	—
Loss on other real estate owned	152	—	168	182
Other	1,358	943	2,717	1,822

Total non-interest expense	30,013	10,163	42,333	19,594

Income (loss) before income taxes	(86,021)	9,811	(108,441)	18,798
Income taxes (benefit)	(12,827)	3,641	(20,826)	7,040

Net income (loss)	(73,194)	6,170	(87,615)	11,758

Basic income (loss) per common share	$(4.84)	$0.45	$(5.78)	$0.86

Diluted income (loss) per common share	$(4.84)	$0.44	$(5.78)	$0.83

Silver State Bancorp and Subsidiary

Summary Consolidated Financial and Other Data

(Dollars in thousands, except per share data and ratios)

(UNAUDITED)

	At or for the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Selected Financial Data:
Interest income	$29,053	$34,343	$64,806	$63,740
Interest expense	17,406	14,383	34,228	26,706

Net interest income	11,647	19,960	30,578	37,034
Provision for loans losses	69,100	1,860	100,100	3,190

Net interest income (loss) after provision for loan losses	(57,453)	18,100	(69,522)	33,844
Non-interest income	1,445	1,874	3,414	4,548
Non-interest expense	30,013	10,163	42,333	19,594

Income (loss) before income taxes	(86,021)	9,811	(108,441)	18,798
Provision for income taxes (benefit)	(12,827)	3,641	(20,826)	7,040

Net Income (loss)	$(73,194)	$6,170	$(87,615)	$11,758

Share data:
Earnings (loss) per share—basic	$(4.84)	$0.45	$(5.78)	$0.86
Earnings (loss) per share—diluted	(4.84)	0.44	(5.78)	0.83
Book value per share	4.54	8.64
Tangible book value per share	4.49	7.20
Shares outstanding at period end	15,134,765	13,746,162
Weighted average shares outstanding—basic	15,121,715	13,723,765	15,166,228	13,710,441
Weighted average shares outstanding—diluted	15,121,715	14,141,082	15,166,228	14,155,906

Selected Balance Sheet Data:
Cash and cash equivalents	$240,101	$28,035
Investments and other securities	51,821	52,466
Loans held for sale	86,543	52,121
Gross loans, including net deferred loan fees	1,552,567	1,311,525
Allowance for loan losses	78,869	14,334
Assets	1,961,417	1,510,619
Deposits	1,732,480	1,245,305
Junior subordinated debt	69,589	38,661
Stockholders’ equity	68,784	118,767

Selected Other Balance Sheet Data:
Average assets	$2,044,681	$1,443,194	$1,939,020	$1,362,938
Average earning assets	1,972,159	1,367,547	1,864,017	1,288,871
Average stockholders’ equity	139,817	116,569	150,109	113,255

Selected Capital Ratios:
Leverage Ratio	4.5%	9.6%
Tier 1 Risk-Based Capital ratio	5.1%	9.0%
Total Risk-Based Capital ratio	9.0%	9.9%

Silver State Bancorp and Subsidiary

Summary Consolidated Financial and Other Data (continued)

(Dollars in thousands, except per share data and ratios)

(UNAUDITED)

	At or for the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Selected Financial & Performance Ratios:
Return on average assets (1)	-14.40%	1.71%	-9.09%	1.74%
Return on average stockholders’ equity (1)	-210.55%	21.23%	-117.38%	20.94%
Net interest rate spread (1)(2)	1.94%	5.04%	2.78%	4.96%
Net interest margin (1)(3)	2.38%	5.85%	3.30%	5.79%
Efficiency ratio (4)	229.25%	46.55%	124.54%	47.12%
Loan to deposit ratio	89.62%	105.32%
Average earning assets to average interest-bearing liabilities	112.37%	119.34%	114.09%	119.99%
Average stockholders’ equity to average assets	6.84%	8.08%	7.74%	8.31%

Selected Asset Quality Ratios:
Nonperforming loans to gross loans (5)	16.23%	0.01%
Nonperforming assets to total assets (6)	13.68%	0.02%
Loans past due 90 days or more and still accruing to total loans	0.66%	—
Allowance for loan losses to gross loans	5.08%	1.09%
Allowance for loan losses to nonperforming loans	31.29%	12045.38%
Net charge-offs to average loans outstanding	1.82%	0.00%	2.40%	0.00%

Selected Other Data:
Number of full service branch offices	17	12

(1)	Annualized for the three month and six month periods ended June 30, 2008 and 2007.
(2)	Net interest spread represents average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(3)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(4)	Efficiency ratio represents non-interest expenses as a percentage of the total of net interest income plus non-interest income.
(5)	Nonperforming loans are defined as loans that are past due 90 days or more plus loans placed in nonaccrual status.
(6)	Nonperforming assets include nonperforming loans plus other real estate owned.

	Three Months Ended June 30,
	2008			2007
	Average Balance	Interest	Average Yield/ Cost (5)	Average Balance	Interest	Average Yield/ Cost (5)
	(Dollars in thousands)
Interest-earning assets
Investment Securities-taxable	$127,796	$1,022	3.22%	$53,214	$634	4.78%
Federal funds sold and other	141,050	729	2.08%	22,968	258	4.51%
Loans (1)(2)	1,697,417	27,219	6.45%	1,287,071	33,411	10.41%
FHLB stock	5,896	83	5.66%	4,294	40	3.74%

Total earning assets	1,972,159	29,053	5.93%	1,367,547	34,343	10.07%
Non-interest earning assets
Cash and due from banks	20,011			17,377
Allowance for loan losses	(42,009)			(13,230)
Other assets	94,520			71,500

Total assets	$2,044,681			$1,443,194

Interest-bearing liabilities
Interest checking	$17,448	$85	1.96%	$16,481	$44	1.07%
Savings and money market	499,456	3,852	3.10%	522,192	6,161	4.73%
Time deposits	1,071,521	11,689	4.39%	487,380	6,508	5.36%

Total interest-bearing deposits	1,588,425	15,626	3.96%	1,026,053	12,713	4.97%
Short-term borrowings	45,410	388	3.44%	27,024	338	5.02%
Long-term debt	51,642	620	4.83%	54,207	643	4.76%
Junior subordinated debt	69,589	772	4.46%	38,661	689	7.15%

Total interest-bearing liabilities	1,755,066	17,406	3.99%	1,145,945	14,383	5.03%
Non-interest bearing liabilities
Non-interest bearing demand deposits	137,570			169,333
Other liabilities	12,228			11,347
Stockholders’ equity	139,817			116,569

Total liabilities and stockholders’ equity	$2,044,681			$1,443,194

Net interest rate spread (3)			1.94%			5.04%
Net interest income/net interest margin (4)		$11,647	2.38%		$19,960	5.85%

Total interest-earning assets to interest-bearing liabilities	112.37%			119.34%

(1)	Net loan fees of $2.8 million and $3.5 million are included in the yield computation for the three months ended June 30, 2008 and 2007, respectively.
(2)	Nonaccrual loans have been included in average loan balances.
(3)	Net interest spread represents average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(4)	Net interest margin is computed by dividing net interest income by total average earning assets.
(5)	Annualized.

	Six Months Ended June 30,
	2008			2007
	Average Balance	Interest	Average Yield/ Cost (5)	Average Balance	Interest	Average Yield/ Cost (5)
	(Dollars in thousands)
Interest-earning assets
Investment Securities-taxable	$90,145	$1,667	3.72%	$57,099	$1,327	4.69%
Federal funds sold and other	79,103	853	2.17%	18,637	470	5.09%
Loans (1)(2)	1,688,929	62,132	7.40%	1,208,934	61,844	10.32%
FHLB stock	5,840	154	5.30%	4,201	99	4.75%

Total earning assets	1,864,017	64,806	6.99%	1,288,871	63,740	9.97%

Non-interest earning assets
Cash and due from banks	17,547			17,968
Allowance for loan losses	(31,091)			(12,389)
Other assets	88,547			68,488

Total assets	$1,939,020			$1,362,938

Interest-bearing liabilities
Interest checking	$13,970	$112	1.61%	$18,676	$101	1.09%
Savings and money market	521,681	8,671	3.34%	494,714	11,537	4.70%
Time deposits	917,245	21,203	4.65%	445,118	11,842	5.36%

Total interest-bearing deposits	1,452,896	29,986	4.15%	958,508	23,480	4.94%
Short-term borrowings	57,743	1,119	3.90%	23,968	657	5.53%
Long-term debt	53,544	1,283	4.82%	52,971	1,214	4.62%
Junior subordinated debt	69,589	1,840	5.32%	38,661	1,355	7.07%

Total interest-bearing liabilities	1,633,772	34,228	4.21%	1,074,108	26,706	5.01%

Non-interest bearing liabilities
Non-interest bearing demand deposits	143,521			166,499
Other liabilities	11,618			9,076
Stockholders’ equity	150,109			113,255

Total liabilities and stockholders’ equity	$1,939,020			$1,362,938

Net interest rate spread (3)			2.78%			4.96%
Net interest income/net interest margin (4)		$30,578	3.30%		$37,034	5.79%

Total interest-earning assets to interest-bearing liabilities	114.09%			119.99%

(1)	Net loan fees of $6.5 million and $5.8 million are included in the yield computation for the six months ended June 30, 2008 and 2007, respectively.
(2)	Nonaccrual loans have been included in average loan balances.
(3)	Net interest spread represents average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(4)	Net interest margin is computed by dividing net interest income by total average earning assets.
(5)	Annualized.

Contacts

Silver State Bancorp

Michael J. Threet, 702-433-8300 (Investors)

or

Stern And Company

Steve Stern, 702-240-9533 (Media)

steve@sdsternpr.com